SELIGMAN                                                            January 2003

                                                                         FUND
                                                                         FUND II

Seligman New Technologies Fund and New Technologies Fund II, which were brought to market in July 1999 and June 2000, respectively, were among the first of their kind. The dual focus of the Funds provides investors with access to both the public and private markets, without some of the restrictions typically associated with venture-related investments.

Continued Muted Spending, Modest Growth Expected in 2003

The economy is improving -- slowly, but improving nonetheless. The equity market, however, and especially the investing environment for technology companies, has improved little over the malaise of the past three years. The much discussed pent-up corporate demand and gestating venture capital has yet to be released, and we foresee another year of caution by corporate consumers and investors. But, while this may not be a banner year, any growth is welcomed, and, for the savvy investor, we believe there are opportunities to make productive investments in technology in 2003.

Public Market Overview

The view is clearer than it has been, but still not bright. Over the past two years, IT spending has become a larger and larger part of capital expenditure for large corporations, estimated currently to constitute nearly half of all US corporate capital spending. With corporate budgets tightening all around, it will be hard for IT spending to improve until the economic recovery becomes more tangible to the corporate bottom line. Near-term, we expect that most companies will meet or slightly exceed the conservative guidance given in their third quarter 2002 conference calls, benefiting from end-of-the-year spending-down of corporate budgets. We are concerned about the current quarter, as we typically experience a seasonal pattern of slow spending this time of year. On top of that, we are concerned about the repercussions of a potential war with Iraq.

Looking out over the next 12 months, we expect Fortune 1000 companies' IT budgets to range from flat to up five percent. The bulk of that spending will likely come in the second half of 2003 -- when we hope the economic recovery will have gained traction and there is some clarity on events in the Middle East. We expect this spending will focus mainly on large established vendors whose viability is not in question, and who can offer broad product lines and better pricing in volume. Corporate IT spenders are focusing on real return on

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Seligman New Technologies Fund and Seligman New Technologies Fund II are closed to new investors. Seligman New Technologies Fund currently has no assets available for new venture capital investments, while Seligman New Technologies Fund II has very limited assets available for new venture capital investments. Each of the Funds is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please see the offering prospectus.

This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and may not be so construed. The views and opinions expressed are those of J. & W. Seligman & Co. Incorporated, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice. An investment in the Funds involves risks, including the risk of loss of principal. The Funds invest primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. The products of technology companies may be subject to severe competition and rapid obsolescence. In addition, investments in one economic sector, such as technology, may result in greater price fluctuations than owning a portfolio of diversified investments.

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

investment, so tech projects, while not being abandoned, are shrinking. Overall, we expect very conservative spending throughout 2003.

Unlike past cycles, we don't see a "big driver" for this technology cycle. We see no reason that a PC upgrade cycle will drive growth in the markets, as budget conscious corporations are looking to extend the life of their current PC installed base for as long as they can. Cell phones, another past driver of IT spending, are offering bells-and-whistles, but no real improvement in functionality. And the Internet, which led tech in '99 and 2000 spending, has virtually disappeared as a driving force. We believe the absence of a major driver, combined with weak IT spending, will put 2003, year-over-year, only slightly ahead of 2002. We believe the sector will grow, but only very modestly.

With that in mind, we've transitioned the portfolios to focus on companies that may be able to thrive in this type of market. This means focusing on more mid- and large-cap companies with better financials, stronger balance sheets, and broader product lines. We will continue to focus on Software and IT Services. In Software, we like companies that have initiated strong product cycles that will last for more than a couple quarters and return extended benefits. We believe Security Software companies are well positioned, as many Fortune 1000 companies still do not have strong security systems in place. We are also focusing on software companies that have low average selling prices and high return on investments. Good examples of this are business intelligence tools and add-on modules to enterprise resource planning (ERP) systems. We think the ERP vendors in gen-eral should do well in this environment. Within IT Services, we like processing companies because, in general, we believe they have shown good visibility on revenue growth, earnings growth, and cash flows. We are focusing on processing services companies with strong market positions and, therefore, good predictability to their businesses.

We remain negative on Semiconductors and Semiconductor Capital Equipment. Besides lingering over-capacity, we see no improvement in end-market demand. We are still cautious about Communications Equipment. We have, however, become somewhat more positive on the Wireline Equipment space. While we don't predict spending on Wireline Equipment to increase, we do expect to see less of a decline in 2003 budgets relative to the past few years, which points towards improved stabilization in the industry. In terms of hardware, we're still very positive on the printer business. It's a classic "razor and blade" business -- the blades being the printer consumables. Many of these companies continue to do well and have held up in difficult economic times.

We are starting to see more merger and acquisition activity, especially in the Software sector. We believe this indicates that the management teams of many public software companies feel better about the stability of their businesses. Many of them have cash to spend, and they're looking for quality assets, i.e., forward-looking technology.

Private Market Overview

The extremely difficult environment for technology vendors as a whole has proven even more challenging for private tech companies. With the IPO market for technology companies moribund now for over a year, it has been extremely difficult for private companies to raise needed equity capital from either public or private sources. As a result, enterprise customers have become justifiably concerned about the financial viability of many private companies, giving them yet another reason


      We believe the absence of a major driver, combined with weak
      IT spending, will put 2003, year-over-year, only slightly ahead of 2002. We believe the sector will grow, but only very modestly.

to seek out large, stable, public tech vendors. In a case of Catch-22, this makes it even harder for private companies to demonstrate the kind of growth required by IPO investors, further undermining their access to capital.

The story could be very different if we were in a normal IPO environment. A market more hospitable to public offerings would likely spur venture investors to become bolder in backing promising tech companies at all stages, although not excessively bold given still-fresh memories of the late 1990s. In turn, if private companies become better capitalized and customers observe that capital shortfalls are more quickly and easily filled by new investment, then private companies with compelling intellectual property could once again be able to compete for business with their public peers on a relatively level playing field. Such companies would then be able to grow at a pace commensurate with their merits, which, to close the circle, would accelerate their ability to provide liquidity for their investors.

In a normally functioning market, skillful management should be able to sell differentiated and useful products to large customers. These customers' implied endorsements, together with the inherent superiority of the product, would then make the companies attractive to private and then public investors or strategic acquirers. Knowing this, large companies could take assurance that their buying decisions will help put their vendors on a sound financial footing.

For the last five years, however, our industry has not experienced a normally functioning market. First, many companies went public too soon at valuations unconnected to the practical value of their reasonably expected future cash flows. Now, few tech companies are able to go public at any stage or valuation.

On behalf of our Funds, our shareholders, and our portfolio companies, we look forward to the return of a normal market. We do not believe, however, that IPOs will resume their normal pace until fundamentals stabilize and begin to improve across the broad technology industry. Despite the trading-driven upward moves in stock prices in late 2002, we think fundamentals still have a way to go. Although our conversations with vendors, customers, and analysts offer some reasons for optimism regarding the second half of 2003, we and our private portfolio companies must avoid putting too much store in that optimism. Planning for the worst, we continue to back only those companies that we believe will be fully funded even without significant industry recovery. And we are counseling all of our private companies to protect their cash reserves with a discipline approaching fanaticism.

Staying Focused on the Long Term

In summary, in 2003 there will be no panacea, no quick return to a normally functioning, healthy tech market. We believe, however, that technology will eventually recapture its place among the industries that power American prosperity. The road back will have its continued difficulties, but we will stick to our disciplined approach and long-term view.

On the public side, we will seek to identify companies that can prosper during this slow-growth period and even emerge stronger as the markets more fully recover. In our private portfolio, we will stand by the companies that can remain fully funded and protect their assets until better times prevail and their innovation and creativity can again be rewarded by the marketplace.


      Planning for the worst, we continue to back only those companies that we believe will be fully funded even without significant industry recovery. And we are counseling all of our private companies to protect their cash reserves with a discipline approaching fanaticism.

Fund Performance and Portfolio Characteristics

                                                           Seligman             Seligman
                                                       New Technologies     New Technologies
                                                             Fund                Fund II
--------------------------------------------------------------------------------------------
INCEPTION DATE                                            07/27/99              06/22/00

PERFORMANCE DATA for periods ended 12/31/02

Cumulative Total Return Since Inception
--------------------------------------------------------------------------------------------
Fund Performance                                           (75.9)%               (85.9)%
Goldman Sachs Technology Index                             (60.5)                (75.2)
Goldman Sachs Blended Index1                               (69.4)                (82.9)

Average Annual Return Since Inception
--------------------------------------------------------------------------------------------
Fund Performance                                           (33.9)%               (54.0)%
Goldman Sachs Technology Index                             (23.7)                (42.4)
Goldman Sachs Blended Index(1)                             (29.2)                (50.3)

One-Year Total Return
--------------------------------------------------------------------------------------------
Fund Performance                                           (61.3)%               (68.2)%
Goldman Sachs Technology Index                             (40.3)                (40.3)
Goldman Sachs Blended Index1                               (44.0)                (44.0)

PORTFOLIO DATA for period ended 12/31/02

Completed IPOs Since Inception                               15                     2
Companies Acquired by a Third Party Since Inception          15                     4
Companies Currently in SEC Registration                       0                     0
Failed Investments(2)                                        41                    11
Total Private Company Investments Since Inception           115                    44

Venture Capital Valuation Changes Since 9/30/02                 Number of Companies
--------------------------------------------------------------------------------------------
Advancing Issues(3)                                         14                     7
Declining Issues(4)                                         27                    16
Active Investments(5)                                       62                    35

Holdings                                                       Percent of Net Assets
--------------------------------------------------------------------------------------------
Public Securities and Cash                                  32.9%                 67.5%
Private Securities                                          67.1                  32.5

Sector Weightings                                      Public  Private       Public  Private
--------------------------------------------------------------------------------------------
Broadband and Fiber Optics                               1.3%    1.4%          2.6%    6.5%
Digital-Enabling Technologies                            3.4    10.8           6.6    15.9
Enterprise Business Infrastructure                      10.9     2.7          22.0     2.1
Internet Business-to-Consumer                            0.5     7.7           0.8     0.0
Wireless                                                 0.6     4.0           0.9     0.8
Other                                                   16.2    40.5          34.6     7.2

Private Funding Analysis                                       Percent of Net Assets
--------------------------------------------------------------------------------------------
Private Securities                                          67.1%                 32.5%
   Private Securities Funded to Break Even(6)               60.8                  23.2
   Private Securities Subject to Financing Risk(7)           6.3                   9.3

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Average Months of Cash Remaining for Operations
(for Private Securities Subject to Financing Risk)           4.1                   5.4

Past performance is no guarantee of future results. Returns for the Funds assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge for Seligman New Technologies Fund and the initial 5.2% maximum sales charge for Seligman New Technologies Fund II. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Funds involves investment risks, including the possible loss of principal.

Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

The Funds are actively managed, and holdings are subject to change.

(1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated (Seligman), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol:
      GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors.

(2) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

(3) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations, and exceeding performance expectations.

(4) A declining issue is one whose valuation has decreased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations, and lower than expected performance.

(5) Includes companies that are funded to break even (see footnote 6), not funded to break even (see footnote 7), failed investments that have not declared bankruptcy (see footnote 2), fund of funds investments, and restricted public holdings originated from private investments.

(6) Seligman evaluates each private company in the portfolio and determines what it believes the point of break-even operations is for a particular company. Companies determined to be funded to break even are, in the opinion of Seligman, able to fund operations without outside financing. That determination may differ significantly from the view of the company itself and from actual results There can be no assurances that such companies will actually break even, or remain or become profitable.

(7) For those companies that, in the opinion of the Seligman Technology Group, may be unable to raise additional needed capital to finance operations.

MC-NT 1/03                                Distributed by Seligman Advisors, Inc.